UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2007

Rhino Outdoor International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-62690	65-1000634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1191 Center Point Drive, Henderson, NV	89704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-702-558-4100

370 Amapola Ave. # 202, Torrance, California  90501
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective March 16, 2007, Jeff Criswell resigned as President and a director of the Registrant.

The board of directors has appointed Howard Pearl as President and Chief Executive Officer. Mr. Pearl will also serve as a director.

For the immediate prior 3 ½ years, Mr. Pearl served as President of Rhino Off Road Industries, Inc., the Registrant’s wholly-owned subsidiary. Prior to his association with Rhino Off Road Industries, Inc. Mr. Pearl was executive vice president of International Commerce Exchange Systems.

Mr. Pearl will continue to serve as President of the subsidiary.

The terms and conditions of Mr. Pearl’s employment agreement with the Registrant are not yet determined.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rhino Outdoor International, Inc.
Dated: March 20, 2007
By: /s/ Howard Pearl
President and Chief Executive Officer